UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 2, 2014

   MUELLER INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-6770	25-0790410
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

8285 Tournament Drive Suite 150 Memphis, Tennessee	38125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(901) 753-3200

Registrant's Former Name or Address, if changed since last report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 1, 2014, the Company held its Annual Meeting of Stockholders at which four proposals were voted upon.  The results of the vote are as follows:

Proposal 1 - Election of directors; the following persons were duly elected to serve, subject to the Company’s By-laws, as Directors of the Company until the next Annual Meeting, or until election and qualification of their successors:

	For	Withheld	Broker Non-Votes

Gregory L. Christopher	25,441,951	368,249	1,283,984
Paul J. Flaherty	22,667,984	3,142,216	1,283,984
Gennaro J. Fulvio	25,288,814	521,386	1,283,984
Gary S. Gladstein	23,111,695	2,698,505	1,283,984
Scott J. Goldman	19,377,325	6,432,875	1,283,984
Terry Hermanson	22,593,594	3,216,606	1,283,984

Proposal 2 – The Company’s stockholders approved the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 27, 2014:

For	Against	Abstain
26,870,971	212,645	10,568

Proposal 3 – The Company’s stockholders approved an advisory vote on the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
22,547,302	1,378,707	1,884,191	1,283,984

Proposal 4 – The Company’s stockholders approved adoption of the Company’s 2014 Incentive Plan:

For	Against	Abstain	Broker Non-Votes
24,731,967	1,048,016	30,217	1,283,984

Item 8.01	Other Events.

On May 2, 2014, the Registrant issued a press release announcing that its Board of Directors has declared a regular quarterly dividend of 7.5 cents per share on its common stock.  The dividend will be payable June 16, 2014, to shareholders of record on June 2, 2014.  A copy of the press release announcing the payment and record dates is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

          99.1   Press release, dated May 2, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MUELLER INDUSTRIES, INC.

By:	/s/ Gary C. Wilkerson
Name:	Gary C. Wilkerson
Title:	Vice President, General Counsel and Secretary

Date: May 2, 2014

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated May 2, 2014.